                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of October 7, 1996, by and among AIM Variable Insurance Funds ("AVIF"), A I M Distributors, Inc. ("UNDERWRITER"), and IDS Life Insurance Company ("LIFE COMPANY"), is hereby amended as follows:

The following entity is hereby added as a party to the Agreement: AMERICAN EXPRESS FINANCIAL ADVISORS, INC.

SECTION 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2.3  APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, in accordance with all applicable provisions of Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

          (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

SECTION 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          6.3  FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would be detrimental to the other shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by
     Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

SECTION 21 is hereby added to the Agreement:

                            SECTION 21. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

SCHEDULE A - FUNDS AVAILABLE UNDER THE CONTRACTS, of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund
AIM V.I. Small Cap Equity Fund
INVESCO  VIF - Core Equity Fund
(name will be changed to AIM V.I. Core Stock Fund on October 15, 2004)
INVESCO  VIF - Dynamics Fund
(name will be changed to AIM V.I. Dynamics Fund on October 15, 2004)
INVESCO  VIF - Financial Services Fund
(name will be changed to AIM V.I. Financial Services Fund on October 15, 2004) INVESCO VIF - Health Sciences Fund
(name will be changed to AIM V.I. Health Sciences Fund on October 15, 2004) INVESCO VIF - Leisure Fund
(name will be changed to AIM V.I. Leisure Fund on October 15, 2004)
INVESCO VIF - Small Company Growth Fund
(name will be changed to AIM V.I. Small Company Growth Fund on October 15, 2004) INVESCO VIF - Technology Fund
(name will be changed to AIM V.I. Technology Fund on October 15, 2004)
INVESCO  VIF - Total Return Fund
(name will be changed to AIM V.I. Total Return Fund on October 15, 2004)
INVESCO  VIF - Utilities Fund
(name will be changed to AIM V.I. Utilities Fund on October 15, 2004)

SEPARATE ACCOUNTS USING SOME OR ALL OF THE FUNDS
IDS Life Variable Account 10
IDS Life Variable Life Separate Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
American Express Retirement Advisor Advantage Plus(SM) Variable Annuity American Express Retirement Advisor Advantage(SM) Variable Annuity
American Express Retirement Advisor Advantage(SM) Variable Annuity - Band 3 American Express Retirement Advisor Select Plus(SM) Variable Annuity American Express Retirement Advisor Select(SM) Variable Annuity
American Express Retirement Advisor Variable Annuity(R)
American Express Retirement Advisor Variable Annuity(R) - Band 3
American Express Succession Select Variable Life Insurance(SM)

American Express Variable Second-To-Die Life Insurance(SM)
American Express Variable Universal Life III(SM)
American Express Variable Universal Life Insurance(SM)
American Express(R) Single Premium Variable Life
American Express(R) Variable Universal Life IV
American Express(R) Variable Universal Life IV - Estate Series
IDS Life Flexible Portfolio Annuity

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2004

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name:Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim A. Coppedge             By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        IDS LIFE INSURANCE COMPANY


Attest: /s/ Paul R. Johnston            By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        AMERICAN EXPRESS FINANCIAL
                                        ADVISORS, INC.


Attest: /s/ Paul R. Johnston            By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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